UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
  October 29, 2013

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On October 29, 2013, Plantronics, Inc. ("the Company"), a Delaware corporation, issued a press release reporting its results of operations and financial condition for the second quarter of fiscal year 2014, which ended on September 28, 2013, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02 as well as Exhibit 99.1, attached hereto, is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Ken Kannappan, the Company’s President and Chief Executive Officer, returned from temporary medical leave and resumed his full duties as President and CEO effective as of October 29, 2013.  Pam Strayer, the Company’s Senior Vice President and Chief Financial Officer, had assumed his duties and responsibilities, serving as Acting Chief Executive Officer (principal executive officer), during his leave.

There have been no changes in Mr. Kannappan’s employment or compensation arrangements.

For additional information regarding Mr. Kannappan and Ms. Strayer, please review the relevant disclosures in the Company’s 2013 Proxy Statement, filed with the Securities and Exchange Commission on June 13, 2013, which are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure

On October 29, 2013, the Company announced in its press release titled "Plantronics Announces Second Quarter Fiscal Year 2014 Results" that its Board of Directors had declared a cash dividend of $0.10 per share of the Company's common stock, payable on December 10, 2013 to stockholders of record at the close of business on November 20, 2013.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press release issued by Plantronics, Inc. dated October 29, 2013, entitled "Plantronics Announces Second Quarter Fiscal Year 2014 Results"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2013	PLANTRONICS, INC.

	By:	/s/ Pamela Strayer
	Name:	Pamela Strayer
	Title:	Senior Vice President and Chief Financial Officer